EXHIBIT 15
                                                                      ----------

                          SUN-TIMES MEDIA GROUP, INC.

                 STOCKHOLDER WRITTEN CONSENT IN LIEU OF MEETING

            The undersigned, being the holders of common shares of Sun-Times Media Group, Inc. (the "Corporation"), a Delaware corporation, representing a majority in voting interest, do hereby consent, in accordance with Section 228(a) of the Delaware General Corporation Law and Article I, Section 1.11 of the By-Laws of the Corporation, as to all shares of Class A Common Stock and Class B Common Stock of the Corporation owned by them, to the adoption of the following resolutions as of July 31, 2007 with the same force and effect as if such resolutions had been duly adopted at a meeting, and hereby waive all notice of a meeting and the holding of any meeting to act upon such resolutions and direct that this written consent be inserted in the minute books of the
Corporation:

                              Amendment to By-Laws
                              --------------------

            RESOLVED, that the By-Laws of the Corporation be amended by restating Article II, Section 2.2 thereof in its entirety so that, as amended, said Article II, Section 2.2 shall read as follows:

            "SECTION 2.2. NUMBER. Except as otherwise provided in the Certificate of Incorporation, the Board of Directors shall consist of eleven members. Directors need not be stockholders of the Corporation."

            RESOLVED, that the By-Laws of the Corporation be amended by restating the fifth sentence of Article II, Section 2.3 thereof in its entirety so that, as amended, said fifth sentence of Article II, Section 2.3 shall read as follows:

            "Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by the holders of outstanding shares of stock having a majority in voting interest then entitled to vote or a majority of the remaining members of the Board of Directors then in office, even if such majority is less than a quorum and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified or until his earlier resignation or removal."

            RESOLVED, that the By-Laws of the Corporation be amended by restating the seventh sentence of Article II, Section 2.3 thereof in its entirety so that, as amended, said seventh sentence of Article II, Section 2.3 shall read as follows:

            "When one or more directors shall resign from the Board of Directors, effective as of a future date, the holders of outstanding shares of stock having a majority in voting interest then entitled to vote or a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified or until his earlier resignation or removal."



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                              Removal of Directors
                              --------------------

            RESOLVED, that, pursuant to Article II, Section 2.3 of the By-Laws of the Corporation, each of the following persons are hereby removed from the position of director of the Corporation effective immediately:

            John F. Bard
            John M. O'Brien
            Raymond S. Troubh


                            Appointment of Directors
                            ------------------------

            RESOLVED, that each of the following persons are hereby elected director of the Corporation, effective immediately, to hold such position in accordance with the By-Laws of the Corporation, until his respective successor is duly appointed and qualified:

            William E. Aziz
            Brent D. Baird
            Albrecht Bellstedt
            Peter Dey
            Edward C. Hannah
            G. Wesley Voorheis


                                  Further Acts
                                  ------------

            RESOLVED, that the directors and officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take such additional actions and to execute and deliver such additional agreements, documents and instruments as any of them may deem necessary or appropriate to implement the provisions of the foregoing resolutions, the authority for the taking of such additional actions and the execution and delivery of such agreements, documents and instruments to be conclusively evidenced thereby.


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            IN WITNESS WHEREOF, the undersigned have executed this Written
Consent as of the 31st day of July, 2007.


                                          HOLLINGER INC.

                                          By:

                                          /s/  G. Wesley Voorheis
                                          --------------------------------
                                          G. Wesley Voorheis
                                          Chief Executive Officer



                                          4322525 CANADA INC. (FORMERLY KNOWN
                                          AS 504468 N.B. INC.)

                                          By:

                                          /s/  G. Wesley Voorheis
                                          --------------------------------
                                          G. Wesley Voorheis
                                          Authorized Representative















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